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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
PAUL-SON GAMING CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

April 27, 2004

To the Stockholders of Paul-Son Gaming Corporation:

        You are cordially invited to attend the 2004 Annual Meeting of Stockholders. Regardless of whether you plan to attend, please take a moment to vote your proxy. The Annual Meeting will be held as follows:

WHEN:	Wednesday, May 26, 2004 11:00 a.m., Pacific time
WHERE:	Paul-Son Gaming Corporation Corporate Headquarters 1700 South Industrial Road Las Vegas, Nevada
ITEMS OF BUSINESS:	• Elect seven directors for terms expiring in 2005.
• Approve an amendment to the articles of incorporation to change our name to "Gaming Partners International Corporation."
• Consider any other matters that may properly come before the Annual Meeting.
RECORD DATE:	April 12, 2004.
VOTING BY PROXY:	Your vote is important. You may vote by returning the proxy card in the envelope provided.

On the following pages, we provide answers to frequently asked questions about the Annual Meeting. A copy of the 2003 Annual Report on Form 10-K is enclosed.

By Order of the Board of Directors

Gérard P. Charlier
 President, Chief Executive Officer
    and Secretary

PAUL-SON GAMING CORPORATION
TABLE OF CONTENTS

PAUL-SON GAMING CORPORATION
1700 S. Industrial Road
Las Vegas, Nevada 89102

PROXY STATEMENT

This proxy statement is being furnished to our stockholders beginning on or about April 27, 2004, in connection with the solicitation of proxies by the Paul-Son Gaming Corporation Board of Directors to be used at the Annual Meeting of Stockholders on May 26, 2004, or the Annual Meeting, at our corporate headquarters located at 1700 South Industrial Road, Las Vegas, Nevada, and at all adjournments or postponements of the Annual Meeting for the purposes listed in the preceding Notice of Annual Meeting of Stockholders.

QUESTIONS AND ANSWERS ABOUT THE MEETING

What am I voting on?

      Proposal 1: To elect seven directors for terms expiring in 2005.

      Proposal 2: To amend the articles of incorporation to change our name to "Gaming Partners International Corporation."

      We are not aware of any other matters that will be voted on. If a matter does properly come before the Annual Meeting, the persons named as the proxies in the accompanying form of proxy will vote the proxy at their discretion.

What are the board's voting recommendations?

      Our board of directors recommends a vote:

      •
      FOR each of the seven nominated directors; and

      •
      FOR the amendment to the articles of incorporation to change our name to "Gaming Partners International Corporation."

What is the vote required for each proposal?

      Proposal 1: The seven individuals receiving the largest number of votes will be elected as directors.

      Proposal 2: The amendment to the articles of incorporation requires the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock.

Who can vote?

      Common stockholders as of the close of business on the record date, April 12, 2004, can vote. Each outstanding share of our common stock is entitled to one vote upon each matter presented. A list of stockholders entitled to vote will be available for inspection by any stockholder at our corporate headquarters at 1700 South Industrial Road, Las Vegas, Nevada prior to or at the Annual Meeting.

How do I vote?

      There are two ways to vote:

      •
      By completing and mailing the enclosed proxy card.

      •
      By written ballot at the Annual Meeting.

      If you are a beneficial owner and your broker holds your shares in its name, the broker is permitted to vote your shares on the election of directors even if the broker does not receive voting instructions from you.

      If your shares are held in the name of a broker, bank or other holder of record, you are invited to attend the Annual Meeting, but may not vote at the Annual Meeting unless you have first obtained a proxy, executed in the stockholders' favor, from the holder of record.

What does it mean if I get more than one proxy?

      It means your shares are held in more than one account. Please vote all proxies to ensure all your shares are counted.

What constitutes a quorum?

      As of the record date, April 12, 2004, there were 7,594,900 shares of our common stock outstanding. In order to conduct the Annual Meeting, a majority of the outstanding shares entitled to vote must be represented in person or by proxy. This is known as a "quorum." Abstentions and shares, which are the subject of broker non-votes, will count toward establishing a quorum.

Can I change my vote?

      You can change your vote or revoke your proxy at any time prior to the closing of the polls, by:

      •
      returning a later-dated proxy card;

      •
      voting in person at the Annual Meeting; or

      •
      notifying our Corporate Secretary by written revocation letter.

      Our Corporate Secretary is Gérard P. Charlier. Any revocation should be filed with him at our corporate headquarters at 1700 South Industrial Road, Las Vegas, Nevada, 89102.

      Attendance at the Annual Meeting will not in itself constitute revocation of a proxy. All shares entitled to vote and represented by properly completed proxies timely received and not revoked will be voted as you direct. If no direction is given, the proxies will be voted as our board recommends.

Who conducts the proxy solicitation?

      Our board of directors is soliciting these proxies. We will bear the cost of the solicitation of proxies. Our regular employees may solicit proxies by mail, by telephone, personally or by other communications, without compensation apart from their normal salaries.

Who will count the votes?

      Our board of directors will appoint one or more employees to serve as an Inspector of Election(s) to tabulate the voted proxies.

PROPOSAL 1—ELECTION OF DIRECTORS

        The current term of office of all of our directors expires at the 2004 Annual Meeting. Our board of directors has proposed the re-election of each current member of the board for a one-year term expiring at the 2005 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified. Directors will be elected by a plurality of the votes cast by the shares entitled to vote, as long as a quorum is present. "Plurality" means that the individuals who receive the largest number of votes are elected as directors up to the maximum number of directors to be chosen. Therefore, shares not voted, whether by withheld authority or otherwise, have no effect in the election of directors.

        Each nominee has consented to being nominated and to serve if elected. In the unlikely event that any nominee becomes unable to serve for any reason, the proxies will be voted for a substitute nominee selected by our board of directors.

        Upon completion of the combination with Bourgogne et Grasset, or B&G, on September 12, 2002, Holding Wilson S.A. and Francois Carretté agreed to vote all shares of our common stock held by them in favor of the election of Eric P. Endy to the board of directors for a period of five years from the completion of the combination and executed an irrevocable proxy in favor of Mr. Endy. Likewise, Mr. Endy agreed to vote all shares of Common Stock beneficially owned by him in the manner directed by Holding Wilson with respect to the election or removal of directors during the same five-year period and executed an irrevocable proxy in favor of Holding Wilson. Both Holding Wilson and Mr. Endy have indicated that they intend to vote their shares in favor of all seven director nominees at the Annual Meeting. Therefore, we expect all seven director nominees to be elected at the Annual Meeting.

Nominees for Election of Directors

        Francois G. Carretté, 67, has been our Chairman of the Board since September 2002. Mr. Carretté has served as a director of B&G and Bud Jones since 2000. Since 1995, Mr. Carretté has also served as President and Chief Executive Officer of Holding Wilson, which through its affiliates engages in consulting for geotechnics infrastructures and the environment. Mr. Carretté also serves as a director of Holding Chegarey, France, an insurance company; Matignon Investments, France, a venture capital firm; and Oudart Gestion, France, an investment bank.

        Gérard P. Charlier, 65, has been a director and our President, Chief Executive Officer and Secretary since September 2002. Mr. Charlier has been President and Chief Executive Officer of B&G since 1994 and President and Chief Executive Officer of Bud Jones since 2000. Mr. Charlier worked from 1965 to 1968 for Cincinnati Milling Machine in Cincinnati, Ohio. Mr. Charlier worked for Booz Allen & Hamilton in London and Paris in 1968 and 1969. He then joined Peat Marwick Mitchell Management Consulting (now KPMG) in Paris in 1969 where he became Partner in 1975 and acted as Partner in Charge of the German Management Consulting Department from 1978 to 1982. From 1982 to 1985, Mr. Charlier served as Vice President of International Development of Dexi International, a French company specializing in the manufacture of cosmetic products distributed by party plans. From 1985 to 1988 and again from 1991 to 1994, Mr. Charlier was an independent management consultant for G.C. Management, a firm that he owned. Between 1988 and 1991, Mr. Charlier served as the General Manager in France of Arthur D. Little, a management consulting firm based in Cambridge, Massachusetts. Mr. Charlier holds a Mechanical Engineering Degree from Ecole Nationale d'Arts et Metiers in Paris (1962), a M.S. in Electrical Engineering from Stanford University, California (1963) and an MBA from INSEAD in Fontainebleau, France (1968).

        Benoit Aucouturier, 57, has been a director since December 2002. Mr. Aucouturier has served as General Manager and Director of Campagnie d'Arbitrage Financier et Foncier, a family investment company with investments in various sectors, including hotel industry and tourism, gaming industry, fashion and real estate, since 1992. Mr. Aucouturier started his career with Caisse Centrale des Banques Populaires as Finance Director Deputy. He then joined the Credit Commercial de France as Director responsible for French securities. In 1988, Mr. Aucouturier joined Societe de Banque et de Transactions where he served as General Manager. He left that company at the end of 1992 to join and develop his family investment fund. Mr. Aucouturier also serves as a director of Societe de Tourisme International, Croise-Laroche, Gulmar Offshore Contractor, Financiere Saint-Nicolas and Party Pris. Mr. Aucouturier holds degrees in private law, property and agricultural law, and in business administration from the Universities of Paris and Poitiers.

        Paul S. Dennis, 66, has been a director since October 2000. Since 1977, Mr. Dennis has been President and Chief Executive Officer of Associated Health Care Management Company, Inc., Cleveland, Ohio, which manages nursing homes and congregate living facilities. Mr. Dennis also has served as a director and officer with various companies and business ventures in the hardware distribution, pharmaceuticals distribution and steel fabrication industries. From 1997 to 2003, Mr. Dennis served as a director and officer of Las Vegas Care Centers, Inc., a nursing home facility in Las Vegas, Nevada. At the request of the bank, a receiver was appointed in 2001 to oversee the sale and disposition of the company's assets. Mr. Dennis has a nursing home administrator's license from the states of Ohio and Nevada and is a member of the American College of Health Care Administrators.

        Eric P. Endy, 49, has been a director since our inception in 1993. Mr. Endy was our Executive Vice President from September 2002 to March 2003, and presently serves as a consultant. He served as our Secretary from May 1984 to March 2003, Chairman of the Board and Chief Executive Officer from November 1998 to September 2002, President from January 1994 to September 2002 and Treasurer from July 2001 to September 2002. From May 1998 to July 1998, Mr. Endy was our Treasurer and from January 1994 to July 1995, Mr. Endy was our Chief Operating Officer. Mr. Endy was Chairman of the Board, President and Chief Executive Officer of Paul-Son Supplies from November 1998 to September 2002, and Executive Vice President and General Manager of Paul-Son Supplies from July 1990 to September 2002.

        Alain Thieffry, 48, has been a director since September 2002. Mr. Thieffry has served as President of the Executive Board of Holding Wilson since February 2002. He has been an executive officer of Holding Wilson since 1984. Since 1995, Mr. Thieffry has also served as Chief Executive Officer of Bridge Atlantic Corporation and DeRoche, S.A., wholly owned subsidiaries of Holding Wilson, and of LFR, Inc., a wholly owned subsidiary of Bridge Atlantic Corporation. Mr. Thieffry holds a masters in law and business administration and a CPA license in France.

        Jerry G. West, 62, has been a director since April 1994. Mr. West currently holds a private investigator license in the state of Nevada. From 1969 until his retirement in 1993, Mr. West was a special agent with the United States Federal Bureau of Investigation.

Board of Directors and Committees of the Board

        Our business affairs are conducted under the direction of our board of directors. The role of our board of directors is to effectively govern our affairs for the benefit of our stockholders and, to the extent appropriate under governing law, of other constituencies, which include our employees, customers, suppliers and creditors. Our board strives to ensure the success and continuity of our business through the selection of a qualified management team. It is also responsible for ensuring that our activities are conducted in a responsible ethical manner.

        The framework for our corporate governance is provided by: (a) Nevada corporate law, (b) our articles of incorporation and our bylaws, (c) charters of our board committees and (d) our codes of ethics and conduct. In addition, we are governed by all applicable laws, rules and regulations, including the gaming laws and rules of every jurisdiction in which we or our products are licensed, the federal securities laws and the rules of the Securities and Exchange Commission, or the SEC, and the listing requirements and rules of the Nasdaq Stock Market where our common stock is listed.

        During fiscal 2003, our board of directors held four regular meetings, one special meeting and acted by unanimous consent on two other occasions. Other than Francois Carrette, each director attended at least 75% of the board meetings and committee meetings during the period he served as a member. Our non-management directors did not meet during fiscal 2003. We encourage our directors to attend our annual meetings of stockholders. All but four of our directors attended our 2003 annual meeting of stockholders.

        Our board of directors has determined that we are a "controlled company" as defined in the rules of the Nasdaq Stock Market, since Francois Carretté is the beneficial owner of more than 50% of our voting power. We are therefore exempt from certain of the Nasdaq Stock Market rules, including the requirements for a majority independent board and independent compensation and nominating committees.

        Our board of directors has five standing committees: the Audit Committee, the Compensation Committee, the Compliance Committee, the Nominating and Governance Committee and the Directors' Plan Committee. The charters for our Audit and Nominating and Governance Committee, as well as of our Code of Ethics and Code of Conduct, are available on our website at www.paulsongaming.com, and as soon as practicable after the Annual Meeting, assuming that the proposal to change our name is approved, will be available on our new website to be named at a later date, and are also available in print to any stockholder upon request. We may revise these policies from time to time and will promptly post revisions on our website. No formal written policy has been adopted for our Compensation or Compliance or Directors' Plan Committees.

        The Audit Committee, a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, assists our board of directors in overseeing the accounting and financial reporting processes of Paul-Son and audits of our financial statements, including the integrity of our financial statements, compliance with legal and regulatory requirements, our independent public accountants' qualifications and independence, the performance of our internal audit function and independent public accountants, and such other duties as may be directed by our board of directors. The Audit Committee Charter requires that the Audit Committee consist of three or more board members who satisfy the "independence" requirements of the SEC and Nasdaq for audit committee members. The Audit Committee consists of Messrs. Aucouturier, Dennis and West, each of whom satisfies these requirements. The Audit Committee held four meetings during fiscal 2003. A copy of the report of the Audit Committee is contained in this proxy statement. While the board of directors endorses the effectiveness of our Audit Committee, it does not believe that any member of the Audit Committee meets the definition of an audit committee financial expert as set forth in Item 401(h)(2) of the SEC Regulation S-K. Our board of directors believes that each member of the Audit Committee is able to read and understand financial statements, and that two of the members have past employment experience or background which results in their financial sophistication. A copy of the current charter of the Audit Committee is attached to this proxy statement as Appendix A.

        The Compensation Committee discharges the responsibilities our board of directors relating to compensation of Paul-Son's executives and directors, produces an annual report on executive compensation for inclusion in our proxy statements, and takes such other actions as it deems necessary or appropriate, however, no formal compensation policy has been formalized. The Compensation Committee also administers our 1994 Long-Term Incentive Plan, or the Incentive Plan. The Incentive Plan expired on January 30, 2004, except as to the stock options outstanding on that date. The Compensation Committee consists of Messrs. Dennis, Thieffry and West. During fiscal 2003, this

Committee held one regular meeting. A copy of the report of the Compensation Committee is contained in this proxy statement.

        No Member of the Compensation Committee has ever been an officer or employee of Paul-Son or its subsidiaries. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or Compensation Committee.

        The Compliance Committee is responsible for identifying and evaluating any situations involving us or our affiliates, which may have a negative effect upon the objectives of gaming control. The Compliance Committee consists of Messrs. Charlier and West and Ms. Laura McAllister Cox, our Chief Legal and Gaming Compliance Officer. The Compliance Committee held nine meetings during fiscal 2003. The Compliance Committee reports to our board of directors and advises our board of activities that might be inappropriate, after investigation, using any of our resources, by whatever means it deems appropriate. Among other things, our Chief Legal and Gaming Compliance Officer determines that all transactions involving gaming supplies and gaming equipment are with appropriately licensed casinos, distributors and vendors and reports to the committee regarding material litigation, material loans or extensions of credit, transactions meeting certain thresholds, and material loans made by us or our affiliates other than for our or the affiliate's benefits. Additionally, the committee requires that appropriate background checks be conducted of several categories of persons, including, but not limited to, stockholders holding a 5% or more beneficial ownership interest, officers, directors, lenders, vendors, customers, partners, joint ventures and lobbyists. The committee reviews political contributions as to compliance with law, annually reviews the list of our stockholders, and requires review of foreign entities with which we do business.

        The Nominating and Governance Committee, which consists of Messrs. Aucouturier, Dennis, and West, is responsible for identifying qualified candidates to be presented to our board for nomination as directors, and assisting our board in carrying out its responsibilities relating to our corporate governance practices. Our Nominating and Governance Committee did not meet in fiscal 2003 as it was only recently organized in 2004.

        The Nominating and Governance Committee will consider nominees for our board of directors recommended by stockholders. Notice of proposed stockholder nominations for director must be delivered not less than 120 days prior to any meeting at which directors are to be elected. Nominations must include the full name of the proposed nominee, a brief description of the proposed nominee's business experience for at least the previous five years, and a representation that the nominating stockholder is a beneficial or record owner of Paul-Son common stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. Nominations should be delivered to the Nominating and Governance Committee at the following address:

Paul-Son Gaming Corporation c/o Corporate Secretary 1700 South Industrial Road Las Vegas, Nevada 89102

        In considering possible candidates for election as a director, the Nominating and Corporate Governance Committee will consider such factors as business experiences, diversity, personal skills in technology, finance, marketing, international business, financial reporting and other areas that are expected to contribute to an effective board of directors, as well as any contractual obligations relating to the election of directors such as the irrevocable proxies between Holding Wilson, S.A. and Eric P. Endy.

        The Nominating and Governance Committee will review the qualifications and backgrounds of directors and nominees, as well as the overall composition of the board, and recommend the slate of directors to be nominated for election at the annual meeting of stockholders. We do not currently employ or pay a fee to any third party to identify or evaluate, or assist in identifying or evaluating, potential director nominees.

        You can contact our board or any of our directors by writing to them at the same address provided above for delivery of director nominations. At each Audit Committee meeting the Corporate Secretary will present a summary of stockholder communications received since the last meeting, and will make the communications available to the applicable director or committee upon request. Employees and others who wish to contact the board or any member of the Audit Committee anonymously to report complaints or concerns with respect to accounting, internal accounting controls or auditing matters, may do so anonymously by using this address. All communications are confidential.

        The Directors' Plan Committee administers the 1994 Directors' Stock Option Plan, or the Directors' Plan, but it has no discretion to determine or vary any matters which are fixed under the terms of the plan. Fixed matters include, but are not limited to, the non-employee directors who will receive stock option grants, the number of shares of common stock subject to each grant, the term of any stock option, and the means of acceptable payment for exercise of the stock option. All decisions of the Directors' Plan Committee are subject to approval by our board of directors. The Directors' Plan Committee consists of Gérard P. Charlier and Eric P. Endy. The Directors' Plan Committee took action by written consent but did not meet during fiscal 2003.

        We have adopted the Code of Ethics, which applies to our Chief Executive Officer, Chief Financial Officer and Corporate Controller, and a Code of Conduct, which applies to all of our directors and employees. If we make any amendments to the Code of Ethics or the Code of Conduct or grant any waiver, including any implicit waiver, from a provision of the codes to our directors or executive officers, we will disclose the nature of such amendment or waiver on our website at www.paulsongaming.com.

Compensation of Directors

        Commencing in 2004, directors who are not employees or consultants will receive an annual fee of $18,000, plus $1,000 for attending each board of directors meeting and each audit committee meeting, $500 for each telephone meeting, and $500 for attendance at each other committee meeting. Each director may be reimbursed for certain expenses incurred in connection with attendance at board of directors and committee meetings.

        Each non-employee director also receives non-qualified stock options, subject to vesting over a three-year period, to purchase 6,000 shares of common stock upon his commencement as a member of the board of directors at an exercise price equal to the closing price of the common stock on the date of grant. Additionally, on the third anniversary of the commencement date, and every year thereafter, each non-employee director receives non-qualified stock options to purchase 2,000 shares of common stock at an exercise price equal to the closing price of the common stock on the date of grant. In addition, each non-employee director receives non-qualified stock options to purchase 1,500 shares of common stock for serving on the Audit Committee, the Compliance Committee or the Compensation Committee for at least six months during the twelve months prior to the date of grant.

        Our non-employee directors who are currently eligible to participate in the Directors' Plan are Benoit Aucoutúrier, Francois G. Carretté, Paul S. Dennis, Alain Thieffry and Jerry G. West. Directors who are also executive officers or consultants do not receive any fees or additional remuneration to serve on our board or its committees.

        During fiscal 2003, non-qualified stock options to purchase 1,500, 3,000, 1,500 and 6,500 shares of our common stock at an exercise price of $5.88, $5.99, $5.94 and $4.00 were granted to Messrs. Aucoutúrier, Dennis, Thieffry and West, respectively, under the Directors' Plan. The directors realize value from their stock options only when exercised, and only to the extent that the price of our common stock on the exercise date exceeds the price of our common stock on the grant date.

Recommendation of Our Board of Directors

        Our board of directors recommends that you vote "FOR" all the director nominees.

PROPOSAL 2—PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION

Proposal

        Our board of directors has concluded that it is advisable for us to amend our articles of incorporation to change our name to "Gaming Partners International Corporation." The board recommends that the stockholders approve and adopt the amendment. If the amendment is approved, Article I of our articles of incorporation will be amended to read in its entirety: "The name of the corporation is Gaming Partners International Corporation."

Reasons

        Our board believes that the name "Gaming Partners International Corporation" will better reflect the growth and evolution of our business resulting from the combination with B&G and Bud Jones and will enhance our reputation and recognition as international supplier to the casino gaming supply industry. For the year ended December 31, 2003, approximately 35% of our consolidated sales were generated outside the United States. Our board believes that the new name will give customers and investors a better understanding of both the international reach of our business and the strategic vision it represents.

        We also intend to make use of the acronym "GPI" as part of our corporate and product marketing. "Paul-Son" will remain one of our product brands, together with "B&G," "Bud Jones" and "T-K." Therefore, we will continue to benefit from the brand equity we have built in the "Paul-Son" and other names.

        Upon stockholder approval of the proposed amendment, we intend to change our trading symbol on Nasdaq from "PSON" to "GPIC," as well as to change the name of our subsidiaries from Paul-Son Gaming Supplies, Inc. to Gaming Partners International USA, Inc., and from Etablissements Bourgogne et Grasset, SAS to Gaming Partners International, SAS.

        Our board has unanimously adopted resolutions setting forth the proposed amendment to the articles of incorporation. Our name change will become effective upon filing of the appropriate amendment to the articles of incorporation with the Secretary of State of the State of Nevada. We expect this to occur immediately following the Annual Meeting. Adoption of the amendment requires the vote of holders of a majority of our outstanding common stock. Both Holding Wilson, S.A. and Mr. Endy have indicated that they intend to vote in favor of the proposed amendment. Therefore, we expect the amendment to be approved by our stockholders.

Recommendation of Our Board of Directors

        Our board of directors recommends that you vote "FOR" the proposed amendment to change our name to "Gaming Partners International Corporation."

OTHER INFORMATION

Executive Officers

        The following table sets forth the name, age, and current office of our executive officers. Following the table are descriptions of all positions held by each individual and the business experience of each individual for at least the past five years.

Name	Age	Title
Melody Sullivan	47	Chief Financial Officer
Laura McAllister Cox	44	Chief Legal and Gaming Compliance Officer

        Melody Sullivan, a Certified Management Accountant (CMA), has been our Chief Financial Officer since December 2002. From 2000 to 2002, Ms. Sullivan served as the Corporate Controller of Serrot International, Inc., a manufacturer and wholly-owned subsidiary of Waste Management Inc. From 1998 to 2000, Ms. Sullivan was the Vice President and Chief Accounting Officer of Saxton Inc., Las Vegas, Nevada, a real estate development firm. Ms. Sullivan holds a Bachelor of Science degree in Accounting from the University of Arkansas.

        Laura McAllister Cox, an attorney at law licensed to practice in New Jersey and Pennsylvania, has been our Chief Legal and Gaming Compliance Officer since December 2003. Previously, Ms. McAllister Cox was an attorney for 16 years with the Atlantic City law firm of Cooper Levenson April Niedelman & Wagenheim, P.A. and became a partner of the firm in 1996. A member of the Cooper Levenson Casino Law Department, Ms. McAllister Cox represented casino operators, gaming manufacturers and distributors, and casino employees in all aspects of regulatory, licensing and litigation matters. As part of her practice, Ms. McAllister Cox handled gaming regulatory matters for B&G since 1997, for Bud Jones since 2000 and for Paul-Son since 2002. Ms. McAllister Cox holds a Bachelor of Arts degree in Urban Studies from the University of Tennessee (1980) and a Juris Doctorate from Rutgers University School of Law (1987).

Equity Security Ownership of Management and Other Beneficial Owners

        The following table sets forth information as of April 12, 2004 (except where another date is indicated) with respect to the beneficial ownership of our common stock by persons known to us to own beneficially more than 5% of our common stock, each of our directors, our executive officers named in the Summary Compensation Table, and all of our executive officers and directors as a group.

We have no other class of equity securities outstanding. There are no family relationships between any of our directors, director nominees or executive officers.

Name of Beneficial Owner	Ownership	Options Exercisable within 60 Days	Beneficial Ownership(1)		Percent of Class(2)
Benoit Aucouturier	215,642	3,500	219,642	(3)	2.88
Francois Carretté	3,809,085	2,000	3,811,085	(4)(6)	50.17
Gérard P. Charlier	544,516	—	544,516	(5)(6)	7.17
Paul S. Dennis	3,900	13,500	17,400		*
Eric P. Endy	745,134	97,000	842,134	(7)	10.95
Alain Thieffry	—	3,500	3,500	(8)	*
Jerry G. West	—	50,500	50,500		*
Melody Sullivan	—	—	—		*
Laura McAllister Cox	—	—	—		*
Magnet Fund, L.P. Magnet Management, L.L.C. Jordan Kimmel 1201 Sussex Turnpike Suite 202 Randolph, New Jersey 07869	674,546	—	674,546	(9)	8.88
All executive officers and directors as a group (9 persons)	5,318,277	170,000	5,486,777	(10)	70.67

*
Less than 1%.

(1)
Represents sum of shares owned and shares which may be purchased upon exercise of options exercisable within 60 days of April 12, 2004.

(2)
Any securities not outstanding which are subject to options or conversion privileges exercisable within 60 days of April 12, 2004 are deemed outstanding for the purpose of computing the percentage of outstanding securities of the class owned by any person holding such securities but are not deemed outstanding for the purpose of computing the percentage of the class owned by any other person. Unless otherwise noted, the persons identified in this table have sole voting and investment power with regard to the shares beneficially owned.

(3)
Includes 213,306 shares held by Campagnie d'Arbitrage; Fanancier et Foncier, a family investment company. Does not include antidilution warrants to purchase an aggregate of 16,999 shares, none of which are currently exercisable.

(4)
Includes (i) 3,793,085 shares held by Holding Wilson, S.A., of which Mr. Carretté is the principal stockholder, and (ii) 336 shares held by his spouse. Does not include antidilution warrants to purchase an aggregate of 299,062 shares, none of which are currently exercisable. Does not include 745,134 shares beneficially owned by Mr. Endy, which Holding Wilson, S.A. has the right to vote for the election of removal of directors pursuant to a five-year irrevocable proxy dated September 12, 2002.

(5)
Includes 672 shares held by Mr. Charlier's spouse. Does not include antidilution warrants to purchase an aggregate of 42,922 shares or options to purchase 300,000 shares granted pursuant to the 1994 Long-Term Incentive Plan, or the Incentive Plan, none of which are currently exercisable.

(6)
Does not include an option held by Mr. Charlier to sell to Holding Wilson, S.A. the shares of our common stock he acquired in the Combination if his employment is terminated voluntarily by Mr. Charlier or by us other than for death, permanent disability or cause (as defined in his employment agreement).

(7)
Includes (i) 607,579 shares held by The Paul S. Endy, Jr. Living Trust, of which Eric P. Endy is the sole trustee and beneficiary, (ii) 18,000 shares held by trusts established for the benefit of Mr. Endy's family, and (iii) 6,000 shares held by his spouse. Does not include 3,809,085 shares beneficially owned by Francois Carretté, which Mr. Endy has the right to vote for his election as a director, pursuant to a five-year irrevocable proxy dated September 12, 2002.

(8)
Does not include 3,793,085 shares held by Holding Wilson, S.A., of which Mr. Thieffry is the President of the Executive Board. Mr. Thieffry disclaims beneficial ownership of all shares held by Holding Wilson, S.A.

(9)
Based on Schedule 13G filed on February 17, 2004.

(10)
Includes options to purchase 97,000 shares granted under the Incentive Plan and options to purchase 73,000 shares granted under the Directors' Plan.

Executive Compensation

Summary Compensation Table

        The following tables summarizes all compensation paid for fiscal years 2003, 2002 and 2001 to Gérard P. Charlier, our Chief Executive Officer, President and Secretary, to Melody Sullivan, our Chief Financial Officer, and to Laura McAllister Cox, our Chief Legal and Gaming Compliance Officer.

Long-Term Compensation
Annual Compensation
Name and Principal Position	Fiscal Year			Other Annual Compensation ($)	Securities Underlying Options (#)	All Other Compensation ($)(4)
		Salary ($)	Bonus ($)
Gérard P. Charlier(1) Chief Executive Officer, President and Secretary	2003 2002 2001	229,426 108,037 102,403	— 43,215 42,327	— — —	— 300,000 —	19,692 1,556 1,475
Melody Sullivan(2) Chief Financial Officer	2003 2002	130,214 —	— —	— —	— —	— —
Laura McAllister Cox(3) Chief Legal and Gaming Compliance Officer	2003	10,096	—	—	—	—

(1)
Mr. Charlier was appointed as our Chief Executive Officer, President and Secretary in September 2002. The amounts in this table represent the compensation paid to Mr. Charlier by our subsidiaries and us after September 12, 2002, the effective date of the Combination with B&G, and also include any compensation paid to Mr. Charlier by B&G and Bud Jones prior to that date.

(2)
Melody Sullivan was hired in December 2002 at an annual salary of $125,000; which was increased to $140,000 in September, 2003.

(3)
Laura McAllister Cox was hired in December 2003 at an annual salary of $175,000.

(4)
All Other Compensation for 2003 for Mr. Charlier includes housing in the amount of $13,013, taxes in the amount of $4,410, and automobile in the amount of $2,269.

Aggregated Option Exercises in 2003 and Option Values at December 31, 2003

        We did not grant any stock options to our named executive officers in 2003. In addition, our named executive officers did not exercise any stock options in 2003. The following table sets forth information related to the fiscal year end value of unexercised stock options held by Mr. Charlier. Neither Ms. Sullivan nor Ms. Cox owns any stock options.

			Number of Securities Underlying Unexercised Options/SARs at Fiscal Year End (#)(1)		Value of Unexercised In-The Money Options/SARs at Fiscal Year End (#)(1)(2)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Gérard P. Charlier	—	—	—	300,000	—	705,000

(1)
These numbers represent options granted pursuant to the Incentive Plan; there are no stock appreciation rights.

(2)
Based on a closing price of $5.75 on December 31, 2003, less the option exercise price.

Equity Compensation Plan Information

        The following table sets forth certain information as of December 31, 2003 about our equity compensation plans under which our equity securities are authorized for issuance.

	(a)		(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighed-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	932,999	(1)	$3.18	592,000	(2)
Equity compensation plans not approved by security holders	None		None	None

Total	932,999		$3.18	592,000

(1)
Reflects outstanding stock options to purchase 479,500 shares of common stock under our Incentive Plan, stock options to purchase 78,500 shares of common stock under our Directors' Plan, and antidilution warrants to purchase an aggregate of 374,999 shares.

(2)
Of these shares, 520,500 were available for future issuance under our Incentive Plan and 71,500 were available under our Directors' Plan.

Employment Contracts and Change-in-Control Arrangements

        Upon completion of the combination, we entered into an employment agreement with Gérard Charlier pursuant to which he serves as President and Chief Executive Officer of Paul-Son and each of its subsidiaries. The agreement provides for Mr. Charlier's employment for five years, subject to earlier termination under certain circumstances, as described below.

        The agreement provides for Mr. Charlier to receive an annual salary of $100,000 as President and Chief Executive Officer of Paul-Son and €115,000 (approximately U.S. $140,200 as of March 5, 2004) as President and Chief Executive Officer of B&G. Mr. Charlier, a French resident, receives a housing allowance not to exceed $1,500 per month for housing in the Las Vegas area. He also receives tax preparation services and use of a company automobile.

        We have the right to terminate Mr. Charlier's employment with or without "Cause" or upon his death or "Permanent Disability." "Cause" is defined as willful and repeated failure to perform his duties, willful misconduct materially injurious to the company, conviction of a felony or breach of the confidentiality, non-competition or non-solicitation provision referred to below. "Permanent Disability" is defined as failure to perform his duties for ninety consecutive days due to physical or mental illness.

        If we terminate Mr. Charlier's employment for any reason other than death, Permanent Disability or Cause, we must continue to pay Mr. Charlier's salaries for the longer of (i) the remaining term of the agreement or (ii) two years, and to provide him with medical benefits for 12 months from termination.

        Pursuant to the agreement, we granted stock options to Mr. Charlier, subject to the terms and conditions of the Long-Term Incentive Plan, as described above.

        Mr. Charlier's employment agreement contains provisions relating to protection of our confidential information and non-competition and non-solicitation of employees (both during his employment and for a period following termination).

        Mr. Charlier also entered into an agreement with Holding Wilson whereby Holding Wilson granted Mr. Charlier an option to sell Holding Wilson Paul-Son's shares of common stock he acquired in the Combination if, Mr. Charlier's employment with us is terminated voluntarily by Mr. Charlier, or by us other than for death, Permanent Disability or Cause. The per share sale price would be equal to the average closing price of our common stock for the 30 trading days preceding the date Mr. Charlier exercises his option to sell.

        Pursuant to the offer letter provided to Melody Sullivan at her employment, we agreed to pay Ms. Sullivan a severance payment equal to six months of her salary if we terminate her employment without cause.

Pension Plan

        Through our B&G subsidiary, we maintain a noncontributing, defined benefit plan for our salaried and hourly-rate employees in France who meet certain age and service requirements. The plan provides for payment of benefits as required by French law in a lump sum or an annuity, at the participant's election, upon retirement, based on years of participation. Mr. Charlier is a participant in the plan and will receive a plan benefit upon retirement. Ms. Sullivan and Ms. McAllister Cox are not eligible to participate in the defined benefit plan.

        The following table illustrates the estimated total benefits payable pursuant to the highest formula under B&G's pension plan, which for 25 or more years of service is 7.5 months of a participant's compensation for the year before retirement. The table assumes normal retirement at age 65 and is calculated on a single life annuity basis, based upon final compensation and years of service:

B&G Pension Plan Table

	Years of Service
Final Compensation
	15	20	25	30	35	40
$168,000	$58,100	$100,100	$105,000	$105,000	$105,000	$105,000

        Of the compensation for Mr. Charlier shown in the Summary Compensation Table in the columns "Salary" and "Bonus," only the compensation paid for his service to B&G would be considered for purposes of the B&G pension plan, or approximately $129,378, $108,037 and $102,403, for the fiscal years 2003, 2002 and 2001, respectively. Mr. Charlier currently is considered to have six credited years of service, and would have been entitled to a plan benefit of $11,000 if he had retired at December 31, 2003.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and our other equity securities. Officers, directors, and stockholders holding more than ten percent of the class of stock are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

        To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2003, all reports required under Section 16(a) filing requirements were filed as required, with the exception of a report on Form 4, which was inadvertently filed late by (i) Mr. Aucouturier with respect to the grant effective as of October 14, 2003 of a stock option under the Directors' Plan to purchase 1,500 shares of common stock, (ii) Mr. Endy with respect to the disposition of 50,000 shares on September 10, 2003, as a result the exercise of an option previously granted by the Endy Trust to an individual; (iii) Mr. Dennis with respect to the sale of 4,800 shares effective as of August 29, 2003 and the grant on November 14, 2003 of a stock option under the Directors' Plan to purchase 3,000 shares of common stock, (iv) Mr. Thieffry with respect to the grant effective as of September 12, 2003 of a stock option under the Directors' Plan to purchase 1,500 shares of common stock, and (v) Mr. West with respect to the grant effective as of April 12, 2002 of a stock option under the Directors' Plan to purchase 6,500 shares of common stock.

THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE AND THE PERFORMANCE GRAPH THAT APPEARS AFTER THE REPORT SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SEC UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR INCORPORATED BY REFERENCE IN ANY DOCUMENT SO FILED.

COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

        The Compensation Committee, composed entirely of directors who have never served as executive officers of Paul-Son, determine the compensation of Paul-Son's executive officers and administer Paul-Son's 1994 Long-Term Incentive Plan, or the Incentive Plan.

        Although no compensation policy has been formalized, the Committee generally recommends that Paul-Son compensate its executive officers at a level that will attract and retain individuals who are responsible for the management, development and success of the company. The Committee believes that executive compensation should be designed to reward individuals for their services to Paul-Son and encourage them to stay with the company. The Committee's compensation decisions are submitted to the full board of directors for approval.

        Although the Compensation Committee believes that Paul-Son's overall financial performance is an important factor in the total compensation of Paul-Son's executive officers, no specific quantitative factors are applied in making compensation recommendations. The Committee also recognizes qualitative factors such as successful supervision of Paul-Son's operations, established relationships with key customers and the development of corporate projects and new products.

        The Compensation Committee also evaluates the total compensation of Paul-Son's executive officers in light of the compensation practices and relative corporate financial performance of other companies in the gaming industry. The Committee's goal is for Paul-Son to set base salaries for the Chief Executive Officer and other executive officers at appropriate levels which reflect the duties and scope of responsibilities of each officer's position.

        The Chief Executive Officer and other executive officers have also been eligible to receive incentive compensation in the form of stock options under the Incentive Plan; however, the Compensation Committee determined not to grant any additional stock options under the Incentive Plan in 2003, and the Incentive Plan expired in January 2004, except as to the stock options outstanding on that date. the present time. Stock options are priced at the market value of Paul-Son common stock on the date of grant, and typically subject to a four-year vesting period with exercisability dependent on continued employment. None of the executive officers received a stock option grant in fiscal 2003.

        Mr. Charlier has been the Chief Executive Officer of Paul-Son since September 2002. Pursuant to the terms of his employment agreement, in fiscal 2003, Mr. Charlier received an annual salary of $100,000 as President and Chief Executive Officer of Paul-Son and €115,000 (approximately U.S. $140,200 as of March 5, 2004) as President and Chief Executive Officer of B&G. The Compensation Committee granted Mr. Charlier stock options in September 2002 to acquire a total of 300,000 shares of Paul-Son common stock, at a price of $3.40 per share (the closing price of common stock on the date of grant), subject to the terms and conditions of the Incentive Plan. The stock option as to 200,000 shares will vest on the fifth anniversary of the date of grant and is exercisable for five years following the date of vesting. The stock option as to 100,000 shares will only vest if Paul-Son's annual net profit reaches $2,000,000 before the fifth anniversary of the grant of the option. If the option vests, it will remain exercisable for five years.

April 28, 2004	COMPENSATION COMMITTEE
Paul S. Dennis Jerry G. West Alain Thieffry

PERFORMANCE GRAPH

        The following graph reflects the cumulative stockholder return (change in stock price plus reinvested dividends) of a $100 investment in our common stock for the five-year period from December 31, 1998 through December 31, 2003, in comparison with the Standard & Poor's 500 Composite Stock Index and our self-determined industry peer group index.The comparisons are not intended to forecast or be indicative of possible future performance of our common stock.

	Investment Value as of December 31,
	1998	1999	2000	2001	2002	2003
Paul-Son Gaming Corporation	$100.00	$63.72	$8.85	$19.26	$60.04	$81.42
S&P 500	100.00	121.04	110.02	96.95	75.52	97.18
Peer Group	100.00	86.14	162.70	272.75	304.05	566.42

(1)
The companies in the peer group include: Alliance Gaming Corp., Fortune Diversified Inds. Inc. (formerly American Gaming & Entmt.), GTech Holdings Corp., Innovative Gaming Corp. Amer., International Game Technology, Mikohn Gaming Corp., Scientific Games Corp. (formerly Autotote Corp.) and ShuffleMaster Inc.

THE FOLLOWING REPORT OF THE AUDIT COMMITTEE SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SEC UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR INCORPORATED BY REFERENCE IN ANY SAID DOCUMENT SO FILED.

AUDIT COMMITTEE REPORT

        The following is the report of the Audit Committee with respect to Paul-Son Gaming Corporation's audited financial statements for the fiscal year ended December 31, 2003.

        The Audit Committee has reviewed and discussed Paul-Son's audited financial statements with management. The Audit Committee has discussed with Deloitte & Touche LLP, Paul-Son's independent accountants, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, which includes, among other items, matters related to the conduct of the audit of Paul-Son's financial statements. The Audit Committee has also received written disclosures and the letter from Deloitte & Touche required by Independence Standards Board Standard No. 1, which relates to the auditor's independence from Paul-Son and its related entities, and has discussed with Deloitte & Touche their independence from Paul-Son.

        The Audit Committee acts pursuant to the Audit Committee Charter. Each of the members of the Audit Committee qualifies as an "independent" director as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards.

        Based on the review and discussions referred to above, the Audit Committee recommended to Paul-Son's Board of Directors that Paul-Son's audited financial statements be included in Paul-Son's Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

April 28, 2004	AUDIT COMMITTEE Paul S. Dennis Jerry G. West Benoit Aucouturier

INDEPENDENT AUDITORS

        Deloitte & Touche LLP served as independent auditors for us for the fiscal years ended December 31, 2003 and 2002, and was selected by the Audit Committee as our independent auditors for the fiscal year ending December 31, 2004.

        Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they so desire, and are expected to respond to appropriate questions that may be directed to them.

Pre-Approval Policy for 2003

        The Audit Committee is responsible for reviewing and approving, in advance, all audit and non-audit services of the independent auditor. The Audit Committee approved the engagement of Deloitte & Touche LLP to audit the financial statements of us and our subsidiaries for the fiscal year 2003, and to provide certain non-audit services to us and our subsidiaries. None of the engagements pre-approved by the Audit Committee during 2003 made use of the de minimus exception to pre-approval contained in the applicable rules of the SEC.

Principal Auditor—Fees and Services

        The following table shows the fees for professional audit services provided by Deloitte & Touche LLP for the audit of our annual financial statements for the fiscal years December 31, 2003 and 2002 and May 31, 2002 and fees billed for other services rendered during those periods. Certain amounts for 2002 have been reclassified to conform to the 2003 presentation.

	December 31, 2003	December 31, 2002	May 31, 2002(5)
Audit Fees(1)	$169,235	$251,300	$199,100
Audit-Related Fees(2)	15,400	—	74,900
Tax Fees(3)	130,653	47,900	68,087
All Other Fees(4)	—	—	—

Total	$315,288	$299,200	$342,087

(1)
Audit Fees: Fees for the professional services rendered for the audit of Paul-Son's annual financial statements, review of financial statements included in our 10-Q filings, and services normally provided in connection with statutory and regulatory filings or engagements. On September 12, 2002, our business was combined with the businesses of B&G and B&G's wholly-owned subsidiary, The Bud Jones Company, with B&G and Bud Jones becoming our wholly-owned subsidiaries. Deloitte & Touche LLP was the principal accountant for the audit of our annual financial statements (post-combination) for the fiscal years ended December 31, 2003 and 2002, although Mazars LLP rendered audit-related services resulting in fees totaling $29,399 and $370,244, respectively. Deloitte & Touche LLP was also the principal accountant for the audit of our annual financial statements (pre-combination) for the fiscal year ended May 31, 2002.

(2)
Audit-Related Fees: Fees for assurance and related services that are reasonably related to the performance of the audit or review of Paul-Son's financial statements. For December 31, 2003, this included fees related to the 401(k) plan and other regulatory document reviews and other related services.

(3)
Tax Fees: Fees for professional services rendered with respect to tax compliance, tax advice and tax planning. This includes preparation of tax returns, claims for refunds, payment planning and tax law interpretation. Deloitte & Touche LLP did not provide any tax strategy consulting in 2003.

(4)
All Other Fees: Deloitte & Touche LLP did not provide any services in 2002 or 2003 that should be reported in this category.

(5)
On September 12, 2002, we changed our fiscal year ending May 31 to a fiscal year ending December 31. As such, we have provided the foregoing information for the fiscal years ended December 31, 2003 and 2002 and May 31, 2002.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

        During the fiscal years ended December 31, 2003, 2002 and 2001, respectively, B&G expensed approximately $0, $43,000 and $49,000 for services provided to us by B&G's majority stockholder, Holding Wilson, related to certain acquisitions by B&G.

        Ron-Lynn Enterprises, a company co-owned by Ron Coiro, Sales Manager of Paul-Son's Atlantic City sales office, provides miscellaneous table game plastic accessories to Paul-Son Gaming Supplies, Inc. at preferential pricing. These items include dealing shoes, money paddles and discard holders. For the fiscal year ended December 31, 2003 and the 111 days ended December 31, 2002, Paul-Son Gaming Supplies, Inc. paid Mr. Coiro approximately $113,300 and $12,000, respectively.

        We lease our main 34,000 square foot manufacturing facility located in San Luis, Mexico from an entity controlled by the family of Frank Moreno, General Manager of Paul-Son Mexicana. The lease is a one-year lease that expires on March 31, 2004, with an option to extend up to 12 months currently upon the same terms, but at a rental amount proportionate with the space that will then be utilized by us, at our discretion. We expect to extend the lease at the same amount after March 31, 2004. Additionally, we also owned an approximately 30,000 square foot facility, which was previously used for layout, furniture and machine shop production purposes. The facility was vacant and subsequently sold in the first quarter of 2003 for $450,000 to the General Manager of Paul-Son Mexicana and his family.

        Neither Mr. Coiro nor Mr. Moreno is a director or executive officer. We require that the Audit Committee of our board of directors review related party transactions involving our directors and executive officers.

Indemnification of Directors and Officers

        We have provided for indemnification to the fullest extent permitted by the provisions of Nevada Law in our articles of incorporation and bylaws. In addition, we have contractually agreed to indemnify each present and former director as of the closing date of the combination with B&G against any claim arising out of or pertaining to any matter existing or occurring at or prior to the closing date of the combination, whether asserted or claimed prior to, at or after such closing date, to the fullest extent permitted under Nevada law and our articles of incorporation or bylaws then in effect. We also maintain a directors' and officers' liability insurance policy that, subject to the terms and conditions of the policy, insures our directors and officers against losses up to $10.0 million in the aggregate (subject to an up to $200,000 retention per loss) arising from any wrongful act (as defined by the policy) in his or her capacity as a director or officer. The policy reimburses us for amounts spent in lawful indemnification of a director or officer or amounts provided by us to indemnify its directors and officers as required or permitted by law. We have agreed to maintain for a period of six years after the combination a directors' and officers' liability insurance policy covering those persons who were covered as of the date of the combination with coverage at least as favorable as the then existing coverage, except that we will not be required to expend in excess of 200% of the then annual premium paid by us for such coverage.

        In fiscal years 2001 and 2002, we incurred legal fees and expenses in the joint defense of litigation filed by Martin S. Winick, as plaintiff, against us and certain individuals, as defendants. The joint defense included costs approved by the board of directors for the indemnification of Eric P. Endy who was also named as a defendant in his officer/director capacity and in his individual and trustee capacity, and a former director who was also named as a defendant. In February 2002, we settled the litigation initiated by Mr. Winick. In November 2003, we recovered approximately $369,000 from our insurance companies under our directors' and officers' liability insurance policies, which reimbursed us in part for the settlement amount and the costs previously incurred by us in connection with the Winick litigation.

STOCKHOLDER PROPOSALS FOR THE 2005 ANNUAL MEETING

        We must receive proposals of stockholders intended to be presented at our next annual meeting prior to January 1, 2005, to be considered for inclusion in our proxy statement relating to that meeting. Our Nominating and Governance Committee will review any proposals from eligible stockholders that it receives by that date and will make a recommendation to the board of directors whether any such proposals will be included in our proxy solicitation material.

GENERAL

        Our 2003 annual report on Form 10-K, containing audited financial statements but without exhibits, accompanies this proxy statement. The Form 10-K as filed with the SEC including exhibits is available on our website at www.paulsongaming.com, and as soon as practicable after the Annual Meeting, assuming that the proposal to change our name is approved, will thereafter be available on our new website to be named at a later date. Stockholders may also obtain a copy of the Form 10-K, without charge, upon written request to:

Paul-Son Gaming Corporation Attn: Corporate Secretary 1700 South Industrial Road Las Vegas, Nevada 89102 Fax: 702-598-2494

        As of the date of this proxy statement, our board of directors knows of no business which will be presented for consideration at the meeting other than the matters stated in the accompanying Notice of Annual Meeting of Stockholders and described in this proxy statement. If, however, any matter incident to the conduct of the meeting or other business properly comes before the meeting, the persons acting under the proxies intend to vote with respect to those matters or other business in accordance with their best judgment, and the proxy includes discretionary authority to do so.

By Order of the Board of Directors

Gérard P. Charlier President, Chief Executive Officer and Secretary
Las Vegas, Nevada April 27, 2004

APPENDIX A
AUDIT COMMITTEE CHARTER

PAUL-SON GAMING CORPORATION

Charter for the Audit Committee of the Board of Directors
As Revised March 23, 2004

Purpose

        The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and the audit of the financial statements of the Company. The Committee shall review the financial information which will be provided to the stockholders and others, reviewing the systems of internal controls which management and the Board of Directors have established, selecting and reviewing the performance of independent accountants, and overseeing the Company's accounting and financial reporting processes and the audits of the Company's financial statements.

        The Audit Committee will fulfill these responsibilities by carrying out the activities enumerated in Section 3 of the Charter. The Committee shall be given full and direct access to the Company's Board Chairman, Company executives, internal auditor, if any, and independent accountants as necessary to carry out these responsibilities. However, the Committee's function is one of oversight only and shall not relieve the Company's management of its responsibilities for preparing financial statements which accurately and fairly present the Company's financial results and condition, or the responsibilities of the independent accountants relating to the audit or review of financial statements.

        The independent accountants' ultimate responsibility is to the Board of Directors and the Audit Committee, as representatives of the stockholders. These representatives have the ultimate authority to select, evaluate, and, where appropriate, replace the independent accountants.

Composition of the Audit Committee

        The Audit Committee shall be comprised of not less than three directors, each of whom will be independent as required by Section 10A(m) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), any rules and regulations promulgated thereunder by the Securities and Exchange Commission (the "SEC"), and the rules of the National Association of Securities Dealers, Inc. ("NASD"). Each appointed Committee member shall be subject to annual reconfirmation and may be removed by the Board at any time. The Board shall designate one member of the Committee as Chairperson who shall be subject to annual reconfirmation and may be removed by the Board at any time.

        All members of the Committee shall be able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. No member of the Committee shall have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years. At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

Responsibilities and Duties

        To fulfill its responsibilities and duties, the Audit Committee shall:

          a.     Review and reassess annually the Audit Committee Charter for adequacy and recommend any changes to the Board.

          b.     Review the significant accounting principles, policies and practices followed by the Company in accounting for and reporting its financial results of operations in accordance with generally accepted accounting principles ("GAAP").

          c.     Review the financial, investment and risk management policies followed by the Company in operating its business activities.

          d.     Review the Company's annual audited financial statements, related disclosures, including the MD&A portion of the Company's filings, and discuss with the independent accountants the matters required to be discussed by Auditing Standard No. 61, including (i) the quality as well as acceptability of the accounting principles applied in the financial statements, and (ii) new or changed accounting policies; significant estimates, judgments, uncertainties or unusual transactions; and accounting policies relating to significant financial statement items.

          e.     Review any management letters or internal control reports prepared by the independent accountants or the Company's internal auditors and responses to prior management letters, and review with the independent accountants the Company's internal financial controls.

          f.      Review the effectiveness of the independent audit effort, including approval of the scope of, and fees charged in connection with, the annual audit, quarterly reviews and any non-audit services being provided.

          g.     Be directly responsible for the appointment, determination of the compensation for, retention and oversight of the work of the independent accountant employed to conduct the audit (including resolution of disagreements between the independent accountants and management regarding financial reporting) or other audit, review or attest services. The independent accountants shall report directly to the Audit Committee.

          h.     Preapprove all audit services and non-audit services by the independent accountants (including statutory audit engagements as required under local country laws), as set forth in Section 10A of the Exchange Act and the rules and regulations promulgated thereunder by the SEC, subject to waiver of the pre-approval requirement pursuant to the conditions of waiver set forth therein. The Committee shall not approve any non-audit service prohibited by Section 10A of the Exchange Act and the rules and regulations promulgated thereunder by the SEC. The Committee may establish preapproval policies and procedures, as permitted by Section 10A of the Exchange Act and the rules and regulations promulgated thereunder by the SEC, for the engagement of independent accountants to render services to the Company, including but not limited to policies that would allow the delegation of preapproval authority to one or more members of the Committee, provided that any preapprovals delegated to one or more members of the Committee are reported to the Committee at its next scheduled meeting.

          i.      Review the hiring policies for any employees or former employees of the independent accountants.

          j.      Obtain on an annual basis a formal written statement from the independent accountants delineating all relationships between the accountants and the Company consistent with Independence Standards Board Standard No. 1, and review and actively engage in a dialogue with the independent accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent accountants. The Audit Committee is responsible for ensuring the independence of the independent accountants.

          k.     For each of the first three fiscal quarters and at year end, at a Committee meeting review with management the financial results, the proposed earnings press release and formal guidance, if any, which the Company may plan to offer, and review with the independent accountants the results of their review of the interim financial information and audit of the annual financial statements.

          l.      Review management's analysis of any significant accounting issues, changes, estimates, judgments or unusual items relating to the financial statements and the selection, application and effects of critical accounting policies applied by the Company (including an analysis of the effect of alternative GAAP methods) and review with the independent accountants the reports on such subjects delivered pursuant to Section 10A(k) of the Exchange Act and the rules and regulations promulgated thereunder by the SEC.

          m.    Following completion of the annual audit, review separately with the independent accountants, internal auditor, if any, and management any significant difficulties encountered during the course of the audit.

          n.     Engage and determine funding for such independent professional advisers and counsel as the Committee determines are necessary to carry out its duties. The Company shall provide appropriate funding to the Committee, as determined by the Committee, for payment of (i) compensation to the independent accountants for services approved by the Committee, (ii) compensation to any outside advisers retained by the Committee, and (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

          o.     Report to the Board on a regular basis on the major events covered by the Audit Committee and make recommendations to the Board and management concerning these matters.

          p.     Perform any other activities consistent with this charter, the Company's bylaws and governing law as the Committee or the Board deems necessary or appropriate, including but not limited to the Company's legal and regulatory compliance.

          q.     Conduct an appropriate review of all related party transactions (as defined by NASD rules) to which the Company is a party for potential conflict of interest situations. All such transactions must be approved by the Committee.

          r.     Establish procedures for:

              (i)  The receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and

             (ii)  The confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Audit Committee Meetings

        The Committee will meet on a regular basis at least four times each year, and will hold special meetings as circumstances require. At least some portion of each regularly scheduled Audit Committee meeting shall be an executive session of the Company's independent directors, at which only independent directors shall be present. The timing of the meetings to be scheduled for an upcoming fiscal year shall be determined by the Audit Committee prior to the beginning of such fiscal year. A calendar of proposed meetings will be reviewed by the Audit Committee at the same time as the annual Audit Committee Charter review. The calendar shall include appropriate meetings to be held separately with representatives of the independent accountants, management and the internal auditor, if any, including a meeting to conduct the reviews required under Section 3(m) above. In addition, the Committee will meet at any time that the independent accountants believe communication to the Committee is required.

        At all Committee meetings a majority of the total number of members shall constitute a quorum. All meetings shall be held subject to and in accordance with applicable sections of Chapter 78 of the Nevada Revised Statutes and the bylaws of the Company. Minutes shall be kept of each meeting of the Committee.

\/ Please Detach and Mail in the Envelope Provided \/

PAUL-SON GAMING CORPORATION
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, MAY 26, 2004
SOLICITED BY THE BOARD OF DIRECTORS

        The undersigned stockholder of Paul-Son Gaming Corporation (the "Company") hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report on Form 10-K in connection with the annual meeting of stockholders of the Company to be held at Paul-Son Gaming Corporation, 1700 South Industrial Road, Las Vegas, Nevada, on Wednesday, May 26, 2004 at 11:00 o'clock in the morning, Pacific Time, and hereby appoints Gérard P. Charlier and Melody Sullivan and each or any of them, proxies, with power of substitution, to attend and to vote all shares the undersigned would be entitled to vote if personally present at said annual meeting and at any adjournment thereof. The proxies are instructed to vote as specified on the reverse side hereof:

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF
PAUL-SON GAMING CORPORATION
May 26, 2004

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

\/ Please detach along perforated line and mail in the envelope provided. \/

☒	PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE
					FOR ALL NOMINEES	WITHOUT AUTHORITY FOR ALL NOMINEES	FOR ALL EXCEPT (See instructions below)			FOR	AGAINST	ABSTAIN
		1.	ELECTION OF DIRECTORS		☐	☐	☐	2.	AMEND THE COMPANY'S ARTICLES OF INCORPORATION TO CHANGE ITS NAME	☐	☐	☐
			Nominees: Francois Carrett Gérard P. Charlier Benoit Aucouturier Paul S. Dennis	Eric P. Endy Alain Thieffry Jerry G. West
			INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the box next to each nominee you wish to withhold, as shown here: ☒					3.	IN THEIR DISCRETION, UPON SUCH OTHER MATTER AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.	☐	☐	☐

The shares represented by this proxy will be voted as specified. If no specification is made, the shares represented by this proxy will be voted in favor of the nominee listed, and in the discretion of the proxies, on other matters that may properly come before the annual meeting.
Signature of Stockholder			Signature of Stockholder		Date:		, 2003

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
								To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.				☐

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS April 27, 2004
PAUL-SON GAMING CORPORATION TABLE OF CONTENTS
QUESTIONS AND ANSWERS ABOUT THE MEETING
PROPOSAL 1—ELECTION OF DIRECTORS
PROPOSAL 2—PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION
OTHER INFORMATION
B&G Pension Plan Table
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
AUDIT COMMITTEE REPORT
INDEPENDENT AUDITORS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
STOCKHOLDER PROPOSALS FOR THE 2005 ANNUAL MEETING
GENERAL
APPENDIX A AUDIT COMMITTEE CHARTER PAUL-SON GAMING CORPORATION Charter for the Audit Committee of the Board of Directors As Revised March 23, 2004
PAUL-SON GAMING CORPORATION PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, MAY 26, 2004 SOLICITED BY THE BOARD OF DIRECTORS